Gates Industrial Reports Third-Quarter 2021 Results
Denver, CO, November 8, 2021
Third-Quarter 2021 Highlights
◦Net sales up 21.1%, including core revenue growth of 19.0%, compared to the prior-year period.
◦Net income attributable to shareholders of $70.2 million, or $0.23 per diluted share.
◦Adjusted Net Income of $92.0 million, or $0.31 per diluted share.
◦Adjusted EBITDA of $183.9 million, a year-over-year increase of 31.4% and Adjusted EBITDA margin of 21.3%, or year-over-year expansion of 160 basis points.
◦Net leverage reduced to 2.7x compared to 4.8x in the prior-year period.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the third quarter ended October 2, 2021.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “The performance of our business was excellent, as we capitalized on the robust demand environment to deliver another quarter of above-market growth, resulting in record third-quarter revenue and earnings. Our growth was led by the industrial end markets, where we supplemented strong underlying trends and secular tailwinds with share gains from investments in innovation and our large growth initiatives.”
Jurek continued, “Our teams around the world continue to do an outstanding job in driving growth and operating with an unwavering focus on supporting our customers, undertaking significant effort to navigate supply chain disruptions, inflation, and inefficiencies from constrained labor availability. We continued to invest in our organic growth initiatives to build on the progress we’ve made and further support future growth. The sound execution by our global teams resulted in solid incremental margins and cash flow generation, and our reduced net leverage provides us with greater capital allocation flexibility. While the external operating challenges are likely to persist for some time, we are confident in the mitigating actions we’ve taken and have a constructive view of the setup for 2022, and our opportunity to build on the momentum we’ve seen in the business this year.”
Third-Quarter Financial Results
Third-quarter net sales of $862.4 million increased 21.1% over the prior-year quarter net sales of $712.2 million, including a 19.0% core revenue increase and favorable foreign currency impact of 2.1%. The most significant year-over-year growth came from Industrial end markets, led by Diversified Industrial, Off-Highway and Mobility & Recreation. Sales into replacement channels also demonstrated solid growth, which was most significant in the Industrial end markets.
Net income attributable to shareholders in the third quarter was $70.2 million, or $0.23 per diluted share, compared to net income attributable to shareholders of $41.9 million, or $0.14 per diluted share, in the prior-year period. Adjusted Net Income was $92.0 million, or $0.31 per diluted share, compared to $75.8 million, or $0.26 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the third quarter of 2021 was 299,683,289 compared to 292,441,599 in the third quarter of 2020.

Third-quarter Adjusted EBITDA was $183.9 million, or 21.3% of net sales, compared to $140.0 million, or 19.7% of net sales in the prior-year quarter, representing Adjusted EBITDA growth and margin expansion of 31.4% and 160 basis points, respectively. The growth in Adjusted EBITDA was a result of productivity initiatives, restructuring benefits, pricing and higher volumes, which offset inflation and costs related to supply chain inefficiencies and production disruptions.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	October 2, 2021	September 26, 2020	% Change	% Core Change
Net sales	$549.4	$469.2	17.1%	15.2%
Adjusted EBITDA	$123.2	$99.3	24.1%
Adjusted EBITDA margin	22.4%	21.2%	120 bps

	For the nine months ended
(USD in millions)	October 2, 2021	September 26, 2020	% Change	% Core Change
Net sales	$1,697.5	$1,280.4	32.6%	28.3%
Adjusted EBITDA	$405.5	$236.5	71.5%
Adjusted EBITDA margin	23.9%	18.5%	540 bps
Power Transmission net sales increased 17.1% to $549.4 million in the third quarter, reflecting a core revenue increase of 15.2% and an additional 1.9% of favorable foreign currency effects. Growth was led by the Diversified Industrial and Mobility & Recreation end markets, where our organic initiatives continued to perform well. Sales into replacement channels showed strong growth, particularly in industrial end markets.
Adjusted EBITDA increased 24.1% over the prior-year quarter, while Adjusted EBITDA margin expanded by 120 basis points. The margin expansion was driven by productivity initiatives, pricing, restructuring benefits and efficiencies from higher volumes.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	October 2, 2021	September 26, 2020	% Change	% Core Change
Net sales	$313.0	$243.0	28.8%	26.3%
Adjusted EBITDA	$60.7	$40.7	49.1%
Adjusted EBITDA margin	19.4%	16.7%	270 bps

	For the nine months ended
(USD in millions)	October 2, 2021	September 26, 2020	% Change	% Core Change
Net sales	$961.3	$718.4	33.8%	30.1%
Adjusted EBITDA	$190.7	$107.5	77.4%
Adjusted EBITDA margin	19.8%	15.0%	480 bps
Fluid Power net sales increased 28.8% to $313.0 million in the third quarter, reflecting a core revenue increase of 26.3% and an additional 2.5% of favorable currency effects. The segment’s core revenue growth was led by our industrial end markets, particularly Off-Highway, Diversified Industrial and Energy applications. Sales into replacement channels grew as well, with the most significant growth coming in industrial end markets.

Adjusted EBITDA increased 49.1% over the prior-year quarter, while Adjusted EBITDA margin expanded by 270 basis points. The margin expansion was a result of productivity initiatives, pricing, restructuring benefits and efficiencies from higher volumes.
Liquidity and Capital Resources
During the third quarter of 2021, the Company generated $101.7 million of cash from operations. Third-quarter capital expenditures increased to $20.0 million from $18.0 million in the prior-year period.
As of October 2, 2021, the Company had total cash of $540.6 million and total outstanding debt of $2.6 billion, representing a net leverage ratio of 2.7 times the last twelve months’ Adjusted EBITDA compared to 4.8 times at the end of the third quarter of 2020.
Outlook
The Company is maintaining its full-year 2021 outlook for core revenue growth in the range of 20.0% to 22.0%. While the Company continues to experience a robust growth environment, additional inflation, particularly related to freight and logistics, and costs incurred to support the exceptional demand from customers are leading to margin pressure on the business. Although the Company expects the margin impact of these incremental costs to be temporary, it is updating its expectation for full-year Adjusted EBITDA margin to be in the range of 21.0% to 21.5%, compared to the previous range of 22.2% to 22.8%. The Company now expects total capital expenditures to be approximately $100 million, while Free Cash Flow Conversion continues to be expected at greater than 80% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Third Quarter 2021 Earnings Conference Call or providing Conference ID: 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international) and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, including growth initiatives, margin expansion and cash generation, new product and productivity improvements, expectations regarding external operating challenges (including inflation, supply chain, logistical and labor challenges) and the success of mitigating actions, liquidity and capital resources including deleveraging and our capital allocation flexibility, and the statements in the “Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and uncertainty regarding recovery from the pandemic and associated governmental measures on the Company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control such as end-market recovery, supply chain issues, raw material and wage inflation and labor shortages, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with Blackstone Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$862.4	$712.2	$2,658.8	$1,998.8
Cost of sales	521.7	438.6	1,605.9	1,265.9
Gross profit	340.7	273.6	1,052.9	732.9
Selling, general and administrative expenses	217.4	195.4	643.2	571.7
Transaction-related expenses	0.2	5.4	2.8	5.2
Asset impairments	—	1.4	—	5.1
Restructuring expenses	1.9	7.3	8.5	26.4
Other operating (income) expenses	(9.3)	0.2	(9.8)	(1.2)
Operating income from continuing operations	130.5	63.9	408.2	125.7
Interest expense	33.1	38.3	100.8	109.3
Other expenses (income)	1.9	(4.1)	(0.5)	(9.9)
Income from continuing operations before taxes	95.5	29.7	307.9	26.3
Income tax expense (benefit)	17.3	(16.0)	47.8	(31.5)
Net income from continuing operations	78.2	45.7	260.1	57.8
Loss (gain) on disposal of discontinued operations	0.2	0.1	(0.1)	0.3
Net income	78.0	45.6	260.2	57.5
Less: non-controlling interests	7.8	3.7	25.8	2.4
Net income attributable to shareholders	$70.2	$41.9	$234.4	$55.1

Earnings per share
Basic
Earnings per share from continuing operations	$0.24	$0.14	$0.80	$0.19
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.24	$0.14	$0.80	$0.19

Diluted
Earnings per share from continuing operations	$0.23	$0.14	$0.79	$0.19
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.23	$0.14	$0.79	$0.19

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of October 2, 2021	As of January 2, 2021
Assets
Current assets
Cash and cash equivalents	$540.6	$521.4
Trade accounts receivable, net	809.3	695.0
Inventories	650.5	508.2
Taxes receivable	39.4	28.6
Prepaid expenses and other assets	183.2	153.4
Total current assets	2,223.0	1,906.6
Non-current assets
Property, plant and equipment, net	678.6	705.0
Goodwill	2,073.8	2,120.2
Pension surplus	70.9	69.3
Intangible assets, net	1,676.1	1,788.6
Right-of-use assets	126.6	120.9
Taxes receivable	14.8	26.5
Deferred income taxes	624.0	672.6
Other non-current assets	18.2	16.6
Total assets	$7,506.0	$7,426.3
Liabilities and equity
Current liabilities
Debt, current portion	$29.8	$42.7
Trade accounts payable	459.5	417.4
Taxes payable	51.4	14.0
Accrued expenses and other current liabilities	301.7	252.2
Total current liabilities	842.4	726.3
Non-current liabilities
Debt, less current portion	2,542.0	2,666.0
Post-retirement benefit obligations	131.2	142.5
Lease liabilities	118.2	113.6
Taxes payable	105.1	111.5
Deferred income taxes	302.8	360.4
Other non-current liabilities	62.8	121.0
Total liabilities	4,104.5	4,241.3
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 291,906,736 (January 2, 2021: authorized shares: 3,000,000,000; outstanding shares: 290,853,067)	2.9	2.9
—Additional paid-in capital	2,477.7	2,456.8
—Accumulated other comprehensive loss	(849.4)	(805.4)
—Retained earnings	1,385.8	1,151.4
Total shareholders’ equity	3,017.0	2,805.7
Non-controlling interests	384.5	379.3
Total equity	3,401.5	3,185.0
Total liabilities and equity	$7,506.0	$7,426.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	October 2, 2021	September 26, 2020
Cash flows from operating activities
Net income	$260.2	$57.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167.4	163.2
Foreign exchange and other non-cash financing expenses	23.7	8.7
Share-based compensation expense	18.5	13.5
Decrease in post-employment benefit obligations, net	(11.9)	(8.1)
Deferred income taxes	(46.0)	(40.3)
Asset impairments	0.1	6.5
Other operating activities	5.6	6.9
Changes in operating assets and liabilities:
—Increase in accounts receivable	(123.9)	(24.5)
—Increase in inventories	(154.8)	(19.0)
—Increase (decrease) in accounts payable	49.8	(33.4)
—(Increase) decrease in prepaid expenses and other assets	(18.3)	2.7
—Increase (decrease) in taxes payable	35.1	(44.4)
—Increase in other liabilities	8.0	38.2
Net cash provided by operating activities	213.5	127.5
Cash flows from investing activities
Purchases of property, plant and equipment	(56.4)	(39.0)
Purchases of intangible assets	(7.6)	(6.6)
Cash paid under corporate-owned life insurance policies	(11.2)	(9.8)
Cash received under corporate-owned life insurance policies	2.4	1.5
Other investing activities	2.2	0.3
Net cash used in investing activities	(70.6)	(53.6)
Cash flows from financing activities
Issuance of shares	4.3	2.8
Payments of long-term debt	(85.7)	(18.6)
Debt issuance costs paid	(8.6)	(0.3)
Dividends paid to non-controlling interests	(13.5)	(13.5)
Other financing activities	(10.5)	(2.1)
Net cash used in financing activities	(114.0)	(31.7)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(9.7)	(4.1)
Net increase in cash and cash equivalents and restricted cash	19.2	38.1
Cash and cash equivalents and restricted cash at the beginning of the period	524.1	636.6
Cash and cash equivalents and restricted cash at the end of the period	$543.3	$674.7
Supplemental schedule of cash flow information
Interest paid	$100.7	$96.8
Income taxes paid	$58.7	$37.3
Accrued capital expenditures	$0.5	$1.1

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months of the applicable period.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income from continuing operations	$78.2	$45.7	$260.1	$57.8
Adjusted for:
Income tax expense (benefit)	17.3	(16.0)	47.8	(31.5)
Net interest and other expenses	35.0	34.2	100.3	99.4
Depreciation and amortization	54.7	53.6	167.4	163.2
Transaction-related expenses (1)	0.2	5.4	2.8	5.2
Asset impairments	—	1.4	—	5.1
Restructuring expenses (2)	1.9	7.3	8.5	26.4
Share-based compensation expense	5.7	4.9	18.5	13.5
Sponsor fees (included in other operating expenses) (3)	—	0.2	—	1.9
Inventory impairments (included in cost of sales)	—	—	0.1	1.4
Severance expenses (included in cost of sales)	—	0.3	—	0.9
Severance expenses (included in SG&A)	0.2	3.0	0.5	3.8
Other items not directly related to current operations (4)	(9.3)	—	(9.8)	(3.1)
Adjusted EBITDA	$183.9	$140.0	$596.2	$344.0

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
During the three and nine months ended October 2, 2021 other items not directly related to current operations included a $9.3 million net gain on the sale of a purchase option on a building that we lease in Europe.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income attributable to shareholders	$70.2	$41.9	$234.4	$55.1
Adjusted for:
Loss (gain) on disposal of discontinued operations	0.2	0.1	(0.1)	0.3
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.9	29.5	90.5	87.6
Transaction-related expenses (1)	0.2	5.4	2.8	5.2
Asset impairments	—	1.4	—	5.1
Restructuring expenses (2)	1.9	7.3	8.5	26.4
Share-based compensation expense	5.7	4.9	18.5	13.5
Sponsor fees (included in other operating expenses) (3)	—	0.2	—	1.9
Inventory impairments (included in cost of sales)	—	—	0.1	1.4
Adjustments relating to post-retirement benefits	(1.2)	(1.4)	(3.5)	(2.6)
Financing-related FX losses (gains)	3.6	(2.1)	5.1	(4.0)
Other adjustments (4)	(11.6)	0.8	(16.8)	(14.2)
Estimated tax effect of the above adjustments	(6.9)	(12.2)	(24.1)	(28.9)
Adjusted Net Income	$92.0	$75.8	$315.4	$146.8

Diluted weighted-average number of shares outstanding	299,683,289	292,441,599	297,200,083	291,883,435
Adjusted Net Income per diluted share	$0.31	$0.26	$1.06	$0.50

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
During the three and nine months ended October 2, 2021, other adjustments included a $9.3 million net gain on the sale of a purchase option on a building that we lease in Europe. During the nine months ended September 26, 2020, other adjustments included $15.8 million in relation to the non-controlling interest share of the adjustments above, primarily restructuring expenses incurred in relation to the closure of our manufacturing facility in Korea.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended October 2, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended October 2, 2021 (1)	$549.4	$313.0	$862.4
Impact on net sales of movements in currency rates	(9.1)	(6.0)	(15.1)
Core revenue for the three months ended October 2, 2021	$540.3	$307.0	$847.3

Net sales for the three months ended September 26, 2020	469.2	243.0	712.2
Increase in net sales on a core basis (core revenue)	$71.1	$64.0	$135.1

Core revenue growth	15.2%	26.3%	19.0%

	Nine months ended October 2, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the nine months ended October 2, 2021	$1,697.5	$961.3	$2,658.8
Impact on net sales of movements in currency rates	(55.1)	(27.0)	(82.1)
Core revenue for the nine months ended October 2, 2021	$1,642.4	$934.3	$2,576.7

Net sales for the nine months ended September 26, 2020	1,280.4	718.4	1,998.8
Increase in net sales on a core basis (core revenue)	$362.0	$215.9	$577.9

Core revenue growth	28.3%	30.1%	28.9%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Nine months ended		Twelve months ended
(USD in millions)	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net cash provided by operating activities	$213.5	$127.5	$395.0	$331.2
Capital expenditures (1)	(64.0)	(45.6)	(85.8)	(70.2)
Free Cash Flow	$149.5	$81.9	$309.2	$261.0

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	October 2, 2021	September 26, 2020
Free Cash Flow	$309.2	$261.0
Adjusted Net Income	$373.1	$203.3
Free Cash Flow Conversion	82.9%	128.4%

Reconciliation to Net Leverage
(Unaudited)

	Twelve months ended
(USD in millions)	October 2, 2021	September 26, 2020
Total principal amount of debt	$2,596.7	$2,994.6
Less: Cash and cash equivalents	540.6	672.3
Net debt	$2,056.1	$2,322.3

Adjusted EBITDA	$758.8	$479.1

Net Leverage	2.7 x	4.8 x

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com